DATED 10 January 2012

(1) UAG UK HOLDINGS LIMITED
(as Parent)

(2) SYTNER GROUP LIMITED
(as Company and Original Borrower)

(3) THE COMPANIES LISTED IN PART 1 OF SCHEDULE 1 OF THIS AGREEMENT
(as Original Obligors)

(4) THE ROYAL BANK OF SCOTLAND PLC AND BMW FINANCIAL SERVICES (GB)
LIMITED
(as Mandated Lead Arranger)

(5) THE FINANCIAL INSTITUTIONS LISTED IN PART 2 OF SCHEDULE 1 OF
THIS AGREEMENT
(as Original Lenders)

(6) THE ROYAL BANK OF SCOTLAND PLC
(as Agent)

(7) THE ROYAL BANK OF SCOTLAND PLC
(as Security Agent)

AMENDMENT DEED relating to a facility agreement dated 16 December 2011

CONTENTS

THIS DEED is made on 10 January 2012

BETWEEN:-

(1) UAG UK HOLDINGS LIMITED (the “Parent”);

(2) SYTNER GROUP LIMITED (the “Company”);

(3)	THE SUBSIDIARIES of the Company listed in Part 1 of Schedule 1 as original obligors (together with the Parent and the Company, the “Original Obligors”);

(4)	THE ROYAL BANK OF SCOTLAND PLC AND BMW FINANCIAL SERVICES (GB) LIMITED as mandated lead arrangers (whether acting individually or together) (the "Arranger”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 as lenders (the “Original Lenders”);

(6)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Finance Parties (the “Agent”); and

(7)	THE ROYAL BANK OF SCOTLAND PLC as security trustee for the Secured Parties (the “Security Agent”).

RECITALS
A B
This Deed is supplemental to and amends a £100,000,000 revolving facility agreement dated 16 December 2011, made between
(among others) the Parties (the “Facility Agreement”).
The Parties have agreed to amend the Facility Agreement on the terms of this Deed.

IT IS AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed:-

"Effective Date” means, subject to Clause 2.2, the date on which the Agent notifies the Parent that it has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to it.

1.2	Incorporation of terms

Unless the context otherwise requires or unless defined in this Deed, all words and expressions defined or whose interpretation is provided for in the Facility Agreement have the same meanings in this Deed.

1.3	Interpretation

The principles of interpretation set out in clause 1.2 (Construction) of the Facility Agreement shall apply to this Deed insofar as they are relevant to it and in this Deed, unless the context otherwise requires, a reference to a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, restated or replaced (however fundamentally) and includes any increase in, extension of, or change to, any facility made available under that Finance Document or other agreement or instrument and includes any increase in, extension of or change to any facility made available under that Finance Document or other agreement or instrument.

1.4	Third party rights

The provisions of clause 1.3 (Third party rights) of the Facility Agreement shall apply to this Agreement as they apply to the Facility Agreement.

2.	AMENDMENT

2.1	Amendment of the Facility Agreement

With effect from the Effective Date the Facility Agreement shall be amended as set out in Schedule 3 (Amendments to Facility Agreement).

2.2	Effective Date
The Effective Date shall only occur if:-
	2.2.1 2.2.2	no Default is continuing or would result from the occurrence of the Effective Date; and the Repeating Representations to be made by each Obligor are true and accurate.

3.	REPRESENTATIONS AND WARRANTIES

The Repeating Representations are deemed to be repeated by each Obligor by reference to the facts and circumstances then existing on:-

3.1	the date of this Deed; and

3.2	the Effective Date (on which date each reference in the Facility Agreement to “this Agreement” shall be taken as a reference to the Facility Agreement as amended by this Deed).

4.	FURTHER ASSURANCE

Each Obligor shall, at its own expense, promptly do all acts and things necessary and sign or execute any further documents which the Agent may require to give effect to this Deed.

5.	CONSTRUCTION

With effect from the Effective Date the Facility Agreement and this Deed shall be treated as one document and reference in any Finance Document to the Facility Agreement shall be to the Facility Agreement as amended by this Deed.

6.	CONFIRMATION

Without prejudice to the rights of any Finance Party which have arisen on or before the Effective Date:-

6.1	each Obligor confirms that on and after the Effective Date:-

6.1.1	the Facility Agreement as amended by this Deed, and the other Finance Documents, will remain in full force and effect; and

6.1.2	the Security Documents to which it is a party will continue to secure all liabilities which are expressed to be secured by them; and

6.2	each Obligor confirms that its guarantee and indemnity under clause 20 (Guarantee and indemnity) of the Facility Agreement shall continue on and after the Effective Date in relation to each Obligor’s obligations under the Finance Documents.

7.	MISCELLANEOUS

7.1	Incorporation of terms

The provisions of clauses 36 (Partial Invalidity), 37 (Remedies and waivers), 40 (Counterparts) and 42 (Enforcement) of the Facility Agreement shall apply to this Deed as they apply to the Facility Agreement.

7.2	Finance Document
7.3	This Deed is a Finance Document. Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

EXECUTED AND DELIVERED AS A DEED by the parties to this Deed on the date which first appears in this Deed.

SCHEDULE 1
PART 1 – Obligors

Name of Original Obligor	Registration number (or equivalent, if any)	Jurisdiction of Incorporation
UAG UK Holdings Limited	4334322	England and Wales
Sytner Group Limited	2883766	England and Wales
Sytner Cars Limited	2832086	England and Wales
Sytner Limited	813696	England and Wales
Sytner Holdings Limited	2681878	England and Wales
Goodman Retail Limited	3097514	England and Wales
R Stratton & Co Limited	2696872	England and Wales
Cruickshank Motors Limited	1837492	England and Wales
Graypaul Motors Limited	3079284	England and Wales
Sytner Coventry Limited	1979805	England and Wales
William Jacks Limited	215293	England and Wales
William Jacks Properties Limited	1120920	England and Wales
Ryland Group Limited	4813103	England and Wales
Rydnal Limited	4814756	England and Wales
Ryland Investments Limited	491856	England and Wales
Rycroft Vehicles Limited	248481	England and Wales
Sytner Retail Limited	833930	England and Wales
Ryland Group Services Limited	1356615	England and Wales
Ryland Properties Limited	2286173	England and Wales
John Fox Limited	1359925	England and Wales
Edmond & Milburn Limited	3008457	England and Wales
Sytner Vehicles Limited	7089922	England and Wales
Sytner Properties Limited	3611990	England and Wales
Maranello Holdings Limited	2001186	England and Wales
Maranello Concessionaires Limited	655104	England and Wales
Maranello Sales Limited	1443371	England and Wales
Goodman TPS Limited	6821483	England and Wales
Guy Salmon Limited	3574418	England and Wales
Mar Parts Limited	827692	England and Wales

PART 2 – Lenders

Name of Lender	Commitment
National Westminster Bank Plc	£50,000,000

BMW Financial Services (GB) Limited	£50,000,000

SCHEDULE 2

Conditions precedent

1	Obligors

1.1	A copy of the constitutional documents of each Obligor or a certificate of a director of the Company on behalf of each Obligor confirming that, as at the date of this Deed, there has been no change to the constitutional documents of the Obligors since the date on which they were last delivered to the Agent under the terms of the Facility Agreement.

1.2	A copy of a resolution of the board or, if applicable, a committee of the board of directors of each Obligor:-

(a)	approving the terms of, and the transactions contemplated by, this Deed and resolving that it execute, deliver and perform this Deed;

(b)	authorising a specified person or persons to execute this Deed on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Deed.

1.3	If applicable, a copy of the board of directors of the relevant company, establishing the committee referred to in sub-paragraph 1.2 above.

1.4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above in relation to this Deed and related documents.

1.5	A certificate of an authorised signatory of the Parent or other relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as a date no earlier than the date of this Deed.

2	Finance Documents

2.1	The amendment and restatement deed relating to the Intercreditor Deed executed by the members of the Group party to it.

2.2	This Deed executed by the Obligors.

3	Legal opinions

A legal opinion of Pinsent Masons LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Deed.

4	Other documents and evidence

A copy of any other Authorisation or document, opinion or assurance which the Agent notifies the Parent is necessary or desirable in connection with the entry and performance of the transactions contemplated by this Deed or for the validity and enforceability of this Deed.

SCHEDULE 3
Amendments to Facility Agreement

The Facility Agreement shall be amended as follows:-
1	Clause 1.1 (Definitions) of the Facility Agreement shall be amended as follows:-
	1.1	the following definitions will be inserted:-

"Amendment Deed” means the amendment deed dated January 2012 amending this Agreement

"Northern Bank Agreement” means the £2,000,000 facility agreement dated 17 August 2007 as amended on 25 August 2011 made between Northern Bank Limited and Agnew Corporate Limited

"Ulster Bank Agreement” means the working capital facility agreement entered into after the date of the Amendment Deed documenting the terms of a working capital facility of up to £2,000,000 to be made available by Ulster Bank Limited to Agnew Retail Limited, Isaac Agnew (Holdings) Limited, Agnew Commercials Limited, Bavarian Garages (NI) Limited, GAP Software Solutions Limited, Isaac Agnew (Mallusk) Limited, Roadfield Limited, Road-field Motors Limited, Scandinavian Cars Limited, Stanley Motor Works (1932) Limited, Agnew Autoexchange Limited, Agnew Trade Centre Limited, Agnew Corporate Limited, IAPCB Limited and Isaac Agnew Limited

1.2	the definition of “DB Schemes” shall be amended by deleting “and” at the end of paragraph (c) and inserting the following as new paragraphs (e) and (f):-

"(e) the Isaac Agnew (Holdings) Retirement and Death Benefits Scheme established by trust deed dated 1 October 2000; and

(f)	the Isaac Agnew (Holdings) Limited Management Pension Plan established by trust deed dated 25 March 1984”

1.3	the definition of “Margin” shall be amended by inserting the following as a new paragraph at the end of the definition:-

“For the avoidance of doubt, the Margin applicable from the date of this Agreement until the date of the Amendment Deed (inclusive) will be 1.50 per cent per annum and from the day after the date of the Amendment Deed until three Business Days following receipt by the Agent of the Compliance Certificate for the Relevant Period ending on 31 March 2012 will be 1.70 per cent per annum”

1.4	paragraph (a) of the definition of “Permitted Acquisition” shall be amended by deleting the reference to “Isaac Agnew Holdings Limited” and replacing it with “Agnew Retail Limited”;

1.5	the definition of “Permitted Financial Indebtedness” shall be amended by deleting “and” at the end of paragraph (l), inserting the following as new paragraphs (n) and (o) and renumbering the existing paragraph (n) as paragraph (p):-

"(n) arising under the Ulster Bank Agreement provided that the Financial Indebtedness arising under such agreement will only be permitted if it is less than or equal to £2,000,000

(o)	arising under the Northern Bank Agreement provided that the Financial Indebtedness arising under such agreement will only be permitted if it is less than or equal to the amount of the facility in place on the date of the Amendment Deed”

1.6	the definition of “Permitted Guarantee” shall be amended by deleting “and” at the end of paragraph (j), inserting the following as new paragraphs (k), (l) and (m) and renumbering the existing paragraph (k) as paragraph (n):-

"(k) the guarantee to be granted by each member of the Group party to the Ulster Bank Agreement in favour of Ulster Bank Limited in respect of the Ulster Bank Agreement

(l)	the guarantee dated the same date as the Amendment Deed granted by each of Isaac Agnew Limited, Agnew Autoexchange Limited, Stanley Motor Works (1932) Limited, Isaac Agnew (Distribution) Limited, Isaac Agnew (Mallusk) Limited, Bavarian Garages (NI) Limited, IAPCB Limited, Car Warranty Limited, Isaac Agnew Holdings Limited, Isaac Agnew Honda Limited, Trade Parts Specialist (NI) Limited, Bavarian Garages (Mini) Limited, Agnew Corporate Limited, Agnew Commercials Limited, Agnew Retail Limited, Scandinavian Cars Limited, GAP Software Solutions Limited, Road-field Motors Limited, Roadfield Limited and Agnew Trade Centre Limited in favour of Northern Bank Limited and

(m)	the guarantees to be granted by the Company in relation to the obligations of Agnew Autoexchange Limited, Isaac Agnew (Holdings) Limited, Isaac Agnew Limited, IAPCB Limited and Isaac Agnew Mallusk Limited to Volkswagen Financial Services (UK) Limited and Volkswagen Bank GmbH”

1.7	the definition of “Permitted Loan” shall be amended by deleting “£200,000” in paragraph (g) and inserting “£500,000” in its place

1.8	the definition of “Permitted Security” shall be amended by deleting “or” at the end of paragraph (m), inserting the following as a new paragraph (n) and renumbering the existing paragraph (n) as paragraph (o):-

"(n) the Security to be executed by the target companies described in paragraph (a) of the definition of “Permitted Acquisition” and their subsidiaries in favour of National Westminster Bank Plc as security for the Financial Indebtedness described in paragraph (m) of the definition of Permitted Financial Indebtedness within 10 Business Days of the Amendment Deed”

1.9	the definition of “Permitted Treasury Transaction” shall be amended by deleting “or” at the end of paragraph (c), inserting the following as a new paragraph (d) and renumbering the existing paragraph (d) as paragraph (e):-

"(d) until 30 June 2012, the derivative based bonus scheme operated by various members of the Group at the date of the Amendment Deed or”

2	Clause 21.8 (Insolvency) shall be amended by inserting “save in respect of AK Properties (NI) Limited, Bavarian Garages (Mini) Limited, Car Warranty Limited and Isaac Agnew Honda Limited which are being wound up following the date of the Amendment Deed” between “Group” and “; and none” at the end of the clause.

3	Clause 21.13 (Original Financial Statements) shall be amended as follows:-

3.1	by inserting “(consolidated in the case of each of the target companies described in paragraph (a) of the definition of Permitted Acquisition)” after “operations” in each of Clauses 21.13.2 and 21.13.3;

3.2	by inserting “and each of the target companies described in paragraph (a) of the definition of Permitted Acquisition)” between “the Company” and “do not consolidate” and by inserting “or the group of companies formed of the target companies described in paragraph (a) of the definition of Permitted Acquisition)” and each of their Subsidiaries (as applicable)” after “form part of the Group” in clause 21.3.5.

4	The text of Clause 21.21 (Legal and beneficial ownership) shall be deleted and the following inserted in its place:-

21.21.1	Subject to Clause 21.21.2 below it and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security under the Transaction Security Documents.

21.21.2	The shares in the target companies described in paragraph (a) of the definition of Permitted Acquisition are beneficially but not legally owned by the purchaser until those shares are registered in the registers of shareholders of each of the target companies described in paragraph (a) of the definition of Permitted Acquisition, which registrations will be made as soon as possible after the date of the Amendment Deed.

5	Clause 21.23 (Intellectual Property) shall be amended by deleting “which has or is reasonably likely to have a Material Adverse Effect” from Clause 21.23.2 and inserting the following proviso at the end of the clause, “in each case where failure to do so would have or be reasonably likely to have a Material Adverse Effect”.

6	Clause 24.21.1 (Pensions) shall be amended by inserting “save that it is acknowledged that (i) the Isaac Agnew (Holdings) Retirement and Death Benefits Scheme will be wound up following the date of the Amendment Deed and (ii) Isaac Agnew (Holdings) Limited will cease to be the employer under the Isaac Agnew (Holdings) Limited Management Pension Plan on or around the date of the Amendment Deed” at the end of the clause.

7	Clause 25.7.2 (Insolvency Proceedings) shall be amended by deleting “or” at the end of paragraph (b) and inserting the following as paragraph (c):-

"(c) the winding up of AK Properties (NI) Limited, Bavarian Garages (Mini) Limited, Car Warranty Limited and Isaac Agnew Honda Limited following the date of the Amendment Deed.”

SIGNATURES

The Parent

EXECUTED (but not delivered until the date hereof) AS A
DEED by
UAG UK HOLDINGS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director

The Obligors

EXECUTED (but not delivered until the date hereof) AS A
DEED by
UAG UK HOLDINGS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER GROUP LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER CARS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER HOLDINGS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
GOODMAN RETAIL LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
R STRATTON & CO LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
CRUICKSHANK MOTORS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
GRAYPAUL MOTORS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER COVENTRY LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
WILLIAM JACKS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
WILLIAM JACKS PROPERTIES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
RYLAND GROUP LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
RYDNAL LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
RYLAND INVESTMENTS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
RYCROFT VEHICLES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER RETAIL LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
RYLAND GROUP SERVICES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) )/s/ Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
RYLAND PROPERTIES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
JOHN FOX LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
EDMOND & MILBURN LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER VEHICLES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
SYTNER PROPERTIES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
MARANELLO HOLDINGS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
MARANELLO CONCESSIONAIRES
LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
MARANELLO SALES LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
GOODMAN TPS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
GUY SALMON LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director
EXECUTED (but not delivered until the date hereof) AS A
DEED by
MAR PARTS LIMITED
acting by a director in the presence of a witness
Signature of Witness: /s/Emma Thompson
Name of Witness: Emma Thompson
Address: DLA PiperUK LLP
Princess Exchange
Princess Square
Leeds
LS1 4BY
Occupation:Trainee
) ) /s/Adam Collinson ) Director

The Arranger

EXECUTED (but not delivered until the date hereof) AS A DEED by as attorney for and on behalf of THE ROYAL BANK OF SCOTLAND PLC in the presence of:-	) ) )/s/ Mark Trainor ) ) ) )

Signature of witness: /s/Rebecca Noble

Name of witness: Rebecca Noble

Address: Pinsent Masons LLP

3 Colmore Circus

Birmingham

B4 6BH

Tel: +44 (0) 121 200 1050

Fax: +44 (0) 121 626 1040

DX: 703167 Birmingham 12

EXECUTED (but not delivered until the date hereof) AS A DEED by BMW FINANCIAL SERVICES (GB) LIMITED acting by two directors or one director and the secretary /s/ Talita Ferreira /s/ M.E. Ferris	) ) ) ) )Director ) ) ) secretary

The Security Agent

EXECUTED (but not delivered until the date hereof) AS A DEED by as attorney for and on behalf of THE ROYAL BANK OF SCOTLAND PLC in the presence of:	) ) ) /s/ Mark Trainor ) )

Signature of witness: /s/Rebecca Noble

Name of witness: Rebecca Noble

Address: Pinsent Masons LLP

3 Colmore Circus

Birmingham

B4 6BH

Tel: +44 (0) 121 200 1050

Fax: +44 (0) 121 626 1040

DX: 703167 Birmingham 12

The Agent

EXECUTED (but not delivered until the date hereof) AS A DEED by as attorney for and on behalf of THE ROYAL BANK OF SCOTLAND PLC in the presence of:-	) ) ) /s/ Mark Trainor ) )

Signature of witness: /s/Rebecca Noble

Name of witness: Rebecca Noble

Address: Pinsent Masons LLP

3 Colmore Circus

Birmingham

B4 6BH

Tel: +44 (0) 121 200 1050

Fax: +44 (0) 121 626 1040

DX: 703167 Birmingham 12

The Original Lenders

EXECUTED (but not delivered until the date hereof) AS A DEED by as attorney for and on behalf of THE ROYAL BANK OF SCOTLAND PLC acting as agent for NATIONAL WESTMINSTER BANK PLC in the presence of:-	) ) ) /s/ Mark Trainor ) ) ) )

Signature of witness: /s/Rebecca Noble

Name of witness: Rebecca Noble

Address: Pinsent Masons LLP

3 Colmore Circus

Birmingham

B4 6BH

Tel: +44 (0) 121 200 1050

Fax: +44 (0) 121 626 1040

DX: 703167 Birmingham 12

EXECUTED (but not delivered until the date hereof) AS A DEED by BMW FINANCIAL SERVICES (GB) LIMITED acting by two directors or one director and the secretary /s/ Talita Ferreira /s/ M.E. Ferris	) ) ) ) )Director ) ) ) secretary